                                                                    EXHIBIT 10.2


                          U.S. DEPARTMENT OF HOUSING
                          AND URBAN DEVELOPMENT OFFICE
                           of Housing Federal Housing
                                  Commissioner

                                     OMB Approval No. 2502-0011 (Exp. 1/31/2004)

CONSTRUCTION CONTRACT LUMP SUM

PUBLIC REPORTING BURDEN for this collection is estimated to average 16 hours per response, including the time for reviewing, searching existing data sources, gathering and maintaining the data needed, and compiling and reviewing the collection of information. Send comments regarding this burden estimate or any other aspect of this collection of information, including suggestions for reducing this burden to the Reports Management Officer, Paperwork Reduction Project (25020011), U.S. Department of Housing and Urban Development, 451 71st Street SW, Washington, DC 20410-3600.

         The Department of Housing and Urban Development (HUD) is authorized to collect this information by provisions set forth in Article I.E. of the National Housing Act (Public Law 479, 48 Slat. 1246, 12 U.S.C. 1701 at. seq.). This information is provided to the FHA-Commissioner to obtain approval by contractors and mortgagors to document the terms and conditions of any Contract Document, or order for extra work, or changes by altering or adding to the work, or which will change the design concept. The information is used by HUD to ensure that viable projects are developed. Furnishing of this information is mandatory, and failure to provide it may result in your not receiving your benefits.

         PRIVACY ACT NOTICE. The United States Department of Housing and Urban Development, Federal Housing Administration, is authorized to solicit the information requested in this form by virtue of Title 12. United States Code,
Section 1701 et seq.. and regulations promulgated thereunder at Title 12, Code of Federal Regulations. While no assurances of confidentiality is pledged to respondents. HUD generally discloses this data only in response to a Freedom of Information request. This agency may not conduct or sponsor, and a person is not required to respond to, a collection of information unless that collection displays a valid OMB control number.

This Agreement, made the 30th day of January, 2001, between ENCORE BUILDERS, INC., a Florida corporation (hereinafter called the "Contractor") and CONQUISTADOR PLAZA, INC., a Florida corporation (hereinafter called the "Owner").

Witnesseth, that the Contractor and the Owner, for the consideration hereinafter set out, agree as follows:


ARTICLE 1-SCOPE OF CONTRACT

A. The Contract between the parties is set forth in the "Contract Documents," which consist of this Agreement, the Drawings and Specifications, which include the current edition of AIA Document A201, "General Conditions of the Contract for Construction," and Form HUD-2554, "Supplementary Conditions of the Contract for Construction." The provisions of this instrument and the said HUD Supplementary Conditions take precedence over all inconsistent provisions in the said AIA General Conditions. This Contract constitutes the entire agreement between the parties, and any previously existing contract concerning the work contemplated by the Contract Documents is hereby revoked.

B. The Contractor shall furnish all of the materials and perform all of the work (within the property lines) shown on, and in accordance with, the Drawings and Specifications entitled "Conquistador Plaza Apartments"

HUD Project No. 066-35267, dated SEE EXHIBIT "B."

C. The Drawings, which are numbered SEE EXHIBIT "B" and the Specifications, the pages of which are numbered SEE EXHIBIT "B" have been prepared by GALLARDO & SUEIRO ("Design Architect").

The Architect administering the Construction Contract (hereinatter, and elsewhere in the Contract Documents, referred to as the "Architect") is MANUEL TAPIN-RUANO.

D. A master set of said Drawings and Specifications, identified by the parties hereto and by the Design Architect, the Architect, and the Contractor's Surety or Guarantor have been placed on file with the Federal Housing Commissioner (hereinafter referred to as the "Commissioner"), and shall govern in all matters which arise with respect to such Drawings and Specifications.

E. Changes in the Drawings and Specifications or any terms of the Contract Documents, or orders for extra work, or changes by altering or adding to the work, or which will change the design concept, may be effected only with the prior written approval of the Owner's Lender (more particularly identified below and hereinafter referred to as the "Lender") and the Commissioner under such conditions as either the Lender or the Commissioner may establish.

ARTICLE 2-TIME

A. The work to be performed under this Contract shall be commenced within 10 days of this Agreement, and shall be completed by October 29, 2001. The time by which the work shall be completed may be extended in accordance with the terms of the said AIA General Conditions only with the prior written approval of the Commissioner.

B. The Contractor shall correct any defects due to faulty materials or workmanship which appear within one year from the date of final completion.

C. If the work is not brought to final completion in accordance with the Drawings and Specifications, including any authorized changes, by the date specified above, or by such date to which the contract time may be extended, the contract sum stated in Article 3A below shall be reduced by $1,395.50, as liquidated damages, for each day of delay until the date of final completion. When the Owner cost certifies to HUD, the actual cost of interest, taxes, insurance, mortgage insurance premiums, and construction and permanent loan extension fees, as approved by the Commissioner, for the period from the scheduled date of completion through the date construction was actually completed, shall be determined. The lesser of the liquidated or actual damages shall be applied. The applicable amount shall be reduced by the project's net operating income (as determined by the Commissioner) for the damage period.


Replaces form FHA-2442 which is
obsolete
Previous editions are obsolete

                                      form HUD-92442 (11/00) ref Handbook 4430.1

D. The Owner and Contractor may amend this contract prior to initial endorsement (insurance of advances projects) or upon execution of the construction contract (insurance upon completion projects), in a form prescribed by the Commissioner. to provide for an incentive payment to the Contractor, which will result in an increase in the contract sum stated in Article 3A below. if the work is completed before the date specified in this contract. The Contractor will not be entitled to any incentive payment resulting from early completion if HUD determines that the Contractor's cost certification, if required by Article 7, is fraudulent or materially misrepresents the Contractor's actual cost of construction.

E. The date of final completion shall be the date the HUD representative signs the final HUD Representative's Trip Report provided that the trip report is subsequently endorsed by the Chief Architect.

ARTICLE 3-CONTRACT SUM AND PAYMENTS

A. The Owner shall pay the Contractor for the performance of the Contract, as hereinafter provided. the sum of $3,111,289.00.

B. Each month after the commencement of work hereunder, the Contractor shall make a monthly request on Form HUD-92448 for payment by the Owner for work done during the preceding month. Each request for payment shall be filed at least 30 days before the date payment is desired. Subject to the approval of the Lender and the Commissioner, the Contractor shall be entitled to payment thereon in an amount equal to (1) the total value of classes of the work acceptably completed; plus (2) the value of materials and equipment not incorporated in the work, but delivered to and suitably stored at the site; plus (3) the value of components stored off-site in compliance with applicable HUD requirements; less (4) 10 percent holdback and less prior payments. The "values" of (1), (2) and (3) shall be computed in accordance with the amounts assigned to classes of work in the "Contractor's and/or Mortgagor's Cost Breakdown," attached hereto as Exhibit "A". The Contractor agrees that no materials or equipment required by the Specifications will be purchased under a conditional sale contract or with the use of any security agreement or other vendor's title or lien retention instrument.

C. The balance due the Contractor hereunder shall be payable upon the expiration of 30 days after the work hereunder is fully completed, provided the following have occurred.

     (1) All work hereunder requiring inspection by municipal or other governmental authorities having jurisdiction has been inspected and approved by such authorities and by the rating or inspection organization, bureau, association or office having jurisdiction;

     (2) All certificates of occupancy, or other approvals, with respect to all units of the project have been issued by State or local governmental authorities having jurisdiction; and

     (3) Permission(s)To Occupy (FormHUD-92485) for all units of the project have been issued by the Commissioner.

D. With its final application for payment by the Owner, the Contractor shall disclose, on a form prescribed by the Commissioner, all unpaid obligations contracted in connection with the work performed under this Contract. The Contractor agrees that within 15 days following receipt of final payment, it will pay such obligations in cash and furnish satisfactory evidence of such payment to the Owner.

ARTICLE 4-RECEIPTS & RELEASES OF LIENS

The Owner may require the Contractor to attach to each request for payment its acknowledgement of payment and all subcontractors' and material supplier's acknowledgements of payment for work done and materials, equipment and fixtures furnished through the date covered by the previous payment. Concurrently with the final payment, the Owner may require the Contractor to execute a waiver or release of lien for all work performed and materials furnished hereunder, and may require the Contractor to obtain similar waivers or releases from all subcontractors and material suppliers.

ARTICLE 5-REQUIREMENTS OF CONTRACTOR

A. The Contractor shall furnish, at its own expense, all building and other permits, licenses, tools, equipment and temporary structures necessary for the construction of the project. The Contractor shall give all required notices and shall comply with all applicable codes, laws, ordinances, rules and regulations, and with the current regulations of the National Board of Fire Underwriters, wherever applicable. The Contractor further shall comply with the provisions of the Occupational Safety and Health Act of 1970. The Contractor shall immediately notify the Commissioner of the delivery of all permits, licenses, certificates of inspection, certificates of occupancy, and any other such certificates and instruments required by law, regardless of to whom issued, and shall cause them to be displayed to the Commissioner upon request.

B. If the Contractor observes that the Drawings and Specifications are at variance with any applicable codes, laws, ordinances, rules or regulations, or protective covenants, it shall promptly notify the Architect in writing, and any necessary changes shall be made as provided in this Contract for changes in the Drawings and Specifications. If the Contractor performs any work knowing it to be contrary to such codes, laws, ordinances, rules or regulations, or protective covenants, without giving such notice to the Architect, it shall bear all costs arising therefrom.

C. Upon completion of construction, the Contractor shall furnish to the Owner a survey showing the location on the site of all improvements constructed thereon, and showing the location of all water, sewer, gas and electric lines and mains, and of all existing utility easements. Such survey shall be prepared by a licensed surveyor who shall certify that the work is installed and erected entirely upon the land covered by the mortgage and within any building restriction lines on said land, and does not overhang or otherwise encroach upon any easement or right-of-way of others. In addition, the Contractor shall furnish additional surveys when required by the Owner for any improvements, including structures and utilities, not theretofore located on a survey. The Contractor shall furnish copies of such survey required hereunder for the Lender and the Commissioner.

D. The Contractor shall assume full responsibility for the maintenance of all landscaping which maybe required by the Drawings and Specifications until such time as both parties to this Contract shall receive written notice from the Commissioner that such landscaping has been finally completed. The Owner hereby agrees to make available to the Contractor, for such purpose, without cost to the latter, such facilities as water, hose and sprinkler.

ARTICLE 6-ASSURANCE OF COMPLETION

The Contractor shall furnish to the Owner assurance of completion of the work in the form of (specify)

100% PERFORMANCE AND PAYMENT BONDS IN THE AMOUNT OF $3,111,289.00 (HUD FORMS 92452 AND 92425-A)

Such assurance of completion shall run to the Owner and the Lender as obligees and shall contain a provision whereby the surety agrees that any claim or right of action that either the Owner or the Lender might have thereunder may be assigned to the Commissioner.

ARTICLE 7-COST CERTIFICATION

In the event the Commissioner determines that there is an identity of interest between the Contractor and the Owner, the Contractor shall certify, on a form prescribed by the Commissioner, its cost incurred in the performance of work under this Contract.

ARTICLE 8-RIGHT OF ENTRY AND INTERPRETATION

A. The Lender and its agents or assigns and the Commissioner and his/her agents shall, at all times during construction, have the right of entry and free access to the project and the right to inspect all work done and materials, equipment and fixtures furnished, installed or stored in and about the project. For such purposes, the Contractor shall furnish such enclosed working space as the Lender or Commissioner may require and find acceptable as to location, size, accommodations and furnishings.

B. The Commissioner shall also have the right to interpret the Contract Documents and to determine compliance therewith.

ARTICLE 9-ASSIGNMENTS, SUBCONTRACTS AND TERMINATION

A. This Contract shall not be assignable by either party without the prior written consent of the other party, the Lender and the Commissioner, except that the Owner may assign the Contract, or any rights hereunder, to the Lender or the Commissioner.

B. The Contractor shall not subcontract all of the work to be performed hereunder without the prior written consent of the Owner, the Lender and the Commissioner.

C. Upon request by the Owner, the Lender or the Commissioner, the Contractor shall disclose the names of all persons with whom it has contracted or will contract with respect to work to be done and materials and equipment to be furnished hereunder.

D. The Contractor understands that the work under this contract is to be financed by a building loan to be secured by a mortgage and insured by the Commissioner, and that the terms of said loan are set forth in a Building Loan Agreement between the Owner as Borrower

And FIRST HOUSING DEVELOPMENT CORPORATION OF FLORIDA, INC. as Lender.

The Contractor further understands that said Building Loan Agreement provides that, in the event of the failure of the Owner to perform its obligations to the Lender thereunder, the Lender may, as attorney-in-fact for the Owner, undertake the completion of the project in accordance with this Contract. In the event the Lender elects not to undertake such completion, the Contractor's obligations under this contract shall terminate.

E. The Amendment to the Construction Contract to Identify Identities of Interest attached hereto is hereby incorporated into this Contract.


Witness:
/s/ Diane M. Perry
/s/ June Porter

CONQUISTADOR PLAZA, INC.
By: /s/ Christopher Astrom
President

Witness:
/s/ unreadable
/s/ Patricia Gutierrez

ENCORE BUILDERS, INC.
By: /s/ Braulio Gutierrez,
President

                                              OMB No. 2502-0044 (exp. 8/31/2003)


CONTRACTOR'S AND/OR MORTGAGOR'S                   U.S. DEPARTMENT OF HOUSING
COST BREAKDOWN                                    AND URBAN DEVELOPMENT
Schedules of Values                               Office of Housing
                                                  Federal Housing Commissioner

Public reporting burden for this collection of information is estimated to average 8 hours per response, including the time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed, and completing and reviewing the collection of information. Send comments regarding this burden estimate or any other aspect of this collection of information, including suggestions for reducing this burden, to the Reports Management Officer, Office of Information Policies and Systems, U.S. Department of Housing and Urban Development, Washington, D.C. 20410-3600 and to the Office of Management and Budget, Paperwork Reduction Project (2502-0044), Washington, D.C. 20503.

--------------------------------------------------------------------------------
Date:                      Sponsor:
                           National Rehab Properties, Inc./Conquistador Plaza
--------------------------------------------------------------------------------
Project No:                Building Identification:
              Miami, FL                                         Total Project
--------------------------------------------------------------------------------
 Name of Project: Conquistador Plaza     Location: 2270 SW 32nd Ave. Miami, FL.
--------------------------------------------------------------------------------

This form represents the Contractors and/or Mortgagors firm costs and services as a basis for disbursing dollar amounts when insured advances are requested. Detailed instructions for completing this form are included on the reverse side.

LINE    DIV   TRADE ITEM                    COST                                 TRADE DESCRIPTION
-----   ---   ----------                    ----                                 -----------------
  1      3   Concrete                      $    400.000.00       Foundations, beams, slabs, reimf. Formwork mat & labor
  2      4   Masonry                       $    130,000.00       Blocks, pc lintels, sills, coping, mat. & labor
  3      5   Metals                        $    410,000.00       Struct, beams, columns, stairs, rails, bar joints mat./labor
  4      6   Rough Carpentry               $     50,000.00       Joint, partitions, furring, truss, floor, roof & hardware m/labor
  5      6   Finish Carpentry              $     48,000.00       Base, shoe, shelving, rails all details mat & labor
  6      7   Waterproofing                 $     20,000.00       vapor barriers, flashings, caulking, sealants m/labor
  7      7   Insulation                    $     40,000.00       Sound, thermal mat & labor
  8      7   Roofing                       $     50,000.00       Built up & tiles mat. & labor
  9      7   Sheet Metal                   $     20,000.00       Gutters, downspouts, drainage, flashings m/labor
  10     8   Doors                         $     60,000.00       Metal-wood bifold/sliding c.doors, hardware, w/strip m/labor
  11     8   Windows                       $     36,000.00       Single hung one over one white & gray mat. & labor
  12     8   Glass
  13     9   Lath and Plaster              $      50,000.00      Rex. Stuc-o, marble coat, plaster, other mat. & labor
  14     9   Drywall                       $     167,000.00      Met.struds, met. Furring, drywall boards, mat & labor
  15     9   Tile Work                     $      75,000.00      Tub, waincoat, fixtures, willowmetals, thresholds, kitchen
  16     9   Acoustical                    $       5,000.00      Ceiling, tile, luminous ceiling etc. mat. & labor
  17     9   Wood Flooring
  18     9   Resilient Flooring            $       5,000.00      Vat, vinyl, rubber, base, etc
  19     9   Painting and Decorating       $     120,000.00      Int/ext. caulking wallpaper, tex coat & wall mat & labor
  20    10   Specialties                   $      10,000.00      Med cab bath access Mirrors, mailboxes, extinguishers
  21    11   Special Equipment             $      15,000.00      Laundry, garbage, chutes, compactors, mat & labor
  22    11   Cabinets                      $      45,000.00      Kitchen, bath vanities, other built-ins mat & labor
  23    11   Appliances                    $      95,548.00      Elec. Range, refr.hoods/fans dishwashers, disposal etc.
  24    12   Blinds and Shades, Artwork    $       5,000.00      Rods (curtain) venetians etc.
  25    12   Carpets                       $      75,000.00      Carpet & sep pad all room but kitchen & bath
  26    13   Special Construction          $      94,000.00      Fire suppression system & rooftop pool
  27    14   Elevators                     $      70,000.00      Hydraulic No. of 2
  28    15   Plumbing and Hot Water        $     180,000.00      Hot water indv. Sewer connection, water lines fixtures
  29    15   Heat and Ventilation          $      10,000.00      Kit/bathducts, fans, ductless hoods
  30    15   Air Conditioning              $     110,000.00      Ind. Central as specified
  31    16   Electrical                    $     220,000.00      Indv. Or master meter, fixtures, telephone, tv cable
  32         Subtotal (Structures)         $   2,615,548.00
  33         Accessory Structures
  34         Total (Lines 32 and 33)       $   2,615,548.00
  35    2    Earth Work                    $     103,796.00      Engineering & staking, grading, underground, termite
  36    2    Site Utilities                $      34,519.00      Site Ele.
  37    2    Roads and Walks               unreadable
  38    2    Site Improvements             unreadable
  39    2    Lawns and Planting            unreadable

                                                            form HUD-2328 (5/95)
 Previous edition is obsolete                    ref. Handbook 4450.1 & 4460.1


LINE  DIV   TRADE ITEM                  COST                                 TRADE DESCRIPTION
----- ---   ----------                  ----                                 -----------------
                                                                 NONRESIDENTIAL AND SPECIAL
  40  2   Unusual Site Condition                                  EXTERIOR LAND IMPROVEMENT                OFFSITE COSTS
                                                                  (COSTS INCLUDED IN TRADE            (COSTS NOT INCLUDED IN
  41      Total Land Improvements           $    215,000.00             ITEM BREAKDOWN)                TRADE ITEM BREAKDOWN)
  42      Total Struct. & Land Imprvts.     $  2,830,548.00       Description      Est. Cost        Description       Est. Cost
  43  1   General Requirements              $    110,264.00                        $
  44      Subtotal (Lines 42 thru 43)       $  2,940,812.00                        $                                  $
  45      Builder's Overhead                $     58,105.00                        $                                  $
  46      Builder's Profit                                        Total $                                             $
  47      Subtotal (Lines 44 thru 46)       $     58,105.00     Other Fees                          Total $
  48                                                                               $                   DEMOLITION (COSTS NOT
  49      Other Fees                        $      5,000.00     Cost Cert          $             INCLUDED IN TRADE ITEM BREAKDOWN)
  50      Bond Premium                      $    107,372.00                                         Description       Est. Cost
  51      Total for All Improvements                                               $
  52      Builder's Profit Paid by Means                                           $
          Other Than Cash
  53      Total for All Improvements        $  3,111,289.00       Total $                          Total $ 19,500.00
          Less Line 52

I hereby certify that all the information stated herein, as well as any information provided in the accompaniment herewith, is true and accurate. WARNING HUD will prosecute false claims and statements. Conviction may result in criminal and/or civil penalties. (18 U.S.C. 1001, 1010, 1012; 31 U.S.C. 3729, 3802)

-------------------------------------------------------------------------------------------------------------------------------
Mortgagor CONQUISTADOR PLAZA, INC.                        By:                                              Date: 1/26/2001
-------------------------------------------------------------------------------------------------------------------------------
Contractor: Encore Builders, Inc.                         By: /s/ Braulio Gutierrez                        Date: 1/26/2001
-------------------------------------------------------------------------------------------------------------------------------
FHA: (Processing Analyst)                   Date:                FHA: (Chief, Cost Branch or Cost Analyst) Date: 1/29/01
-------------------------------------------------------------------------------------------------------------------------------
FHA: (Chief Underwriter)                                                                                   Date:
-------------------------------------------------------------------------------------------------------------------------------

INSTRUCTIONS FOR COMPLETING FORM HUD-2328

This form IS prepared by the contractor an/or mortgagor as a requirement for the issuance of a firm commitment. The firm replacement cost of the project also serves as a basis for the disbursement of dollar amounts when insured advances are requested. A detailed breakdown of trade items is provided along with spaces to enter dollar amounts and trade descriptions.

A separate form is prepared through line 32 for each STRUCTURE TYPE. A summation of these structure costs are entered on line 32 of a master form. Land improvements, General Requirements and Fees are completed through line 53 on the master 2328 ONLY.

DATE -- Date form was prepared.

SPONSOR -- Name of sponsor or sponsoring organization.

PROJECT NO. -- Eight digit assigned project number.

BUILDING IDENTIFICATION -- Number(s) or Letter(s) of each building as designated on plans.

NAME OF PROJECT -- Sponsors designated name of project.

LOCATION -- Street address, city and state.

DIVISION -- Division numbers and trade items have been developed from the cost accounting section of the uniform system.

ACCESSORY STRUCTURES -- This item reflects structures, such as: community, storage, maintenance, mechanical, laundry and project office buildings. Also included are garages and carports or other buildings.

When the amount shown on line 33 is $20,000.00 or 2% of line 32 whichever is the lesser, a separate form HUD-2328 will be prepared through line 32 for Accessory Structures.

UNUSUAL SITE CONDITIONS -- This trade item reflects rock excavation, high water table, excessive cut and fill, retaining walls, erosion, poor drainage and other onsite conditions considered unusual.

COST -- Enter the cost being submitted by the Contractor or bids submitted by a qualified subcontractor for each trade item. These costs will include, as a minimum, prevailing wage rates as determined by the Secretary of Labor.

TRADE DESCRIPTION -- Enter a brief description of the work included in each trade item.

OTHER FEES - Includable are fees to be paid by the Contractor, such as sewer tap fees not included in the plumbing contract. Fees paid or to be paid by the Mortgagor are not to be included on this form.

TOTAL FOR ALL IMPROVEMENTS -- This is the sum of lines 1 through 50 and is to include the total builder's profit (line 46).

LINE 52 -- When applicable, enter that portion of the builder's profit (line
46) to be paid by means other than cash and/or any part of the builder's profit to be waived during construction.

NON-RESIDENTIAL AND SPECIAL EXTERIOR LAND IMPROVEMENT COSTS -- Describe and enter the cost of each improvement, i.e. on-site parking facilities including individual garages and carports, commercial facilities, swimming pools with related facilities and on-site features provided to enhance the environment and livability of the project and the neighborhood. The Design Representative and Cost Analyst shall collaborate with the mortgagor or his representative in designating the items to be included.

OFF-SITE COSTS -- Enter description and dollar amount including fees and bond premium for off-site improvements.

DEMOLITION -- Enter description and dollar amount of demolition work necessary to condition site for building improvements including the removal of existing structures, foundations, utilities, etc.

OTHER FEES -- Enter a brief description of item involved and cost estimate for each item.

SIGNATURES -- Enter the first name, signature of authorized officer of the contractor and/or mortgagor and date the form was completed.


                                                            form HUD 2328 (5/95)
 Previous edition is obsolete                     ref. Handbook 4450.1 & 4460.1

                                                                      APPENDIX B

                   DEPARTMENT OF HOUSING AND URBAN DEVELOPMENT

                     AMENDMENT TO THE CONSTRUCTION CONTRACT
                   TO IDENTIFY IDENTITIES OF INTEREST BETWEEN
                    OWNER/CONTRACTOR/SUBCONTRACTORS/ARCHITECT

1.       Definition of terms used in this Amendment.

         a.       Architect. Architect administering the Construction Contract.

         b.       HUD. The U.S. Department of Housing and Urban Development.

         c.       Owner. The mortgagor/owner.

         d. Subcontractor. Any Project subcontractor, materials supplier, equipment lessor, or industrialized housing manufacturer/supplier.

2. The undersigned hereby certify that all identities of interest known to exist between the Owner and the Contractor, and/or between the Owner and/or the Contractor and the Architect and/or any Project subcontractor are listed herein. The owner and the contractor shall each inform HUD in writing within 5 working days of its knowledge of any identity of interest that develops after execution of this Contract.

List All Identities of Interest:

         The contractor owns one percent (1%) of the stock of the ownership entity.

An Identity of Interest is construed to exist where:

1. The Contractor, Architect and/or any subcontractor take any financial interest in the Project and/or Owner as part of the consideration to be paid.

2. The Contractor advances any funds to the Owner or Architect; or the Architect advances any funds to the Owner, Contractor and/or any subcontractor; or any subcontractor advances any funds to the Owner, Contractor and/or Architect.

3. The Owner has any financial interest in the Contractor, Architect and/or any subcontractor; or the Contractor has any financial interest in the Owner, Architect and/or any subcontractor; or the Architect has any financial interest in the Owner, Contractor and/or any subcontractor; or any subcontractor has any financial interest in the Owner.

4. Any officer, director, stockholder or partner of the Owner has any financial interest in the Contractor, Architect and/or any subcontractor; or any officer, director, stockholder or partner of the Contractor, has any financial interest in the Owner, Architect and/or any subcontractor; or any officer, director, stockholder or partner of the Architect has any financial interest in the Owner, contractor and/or any subcontractor; or any officer, director, stockholder or partner of any subcontractor has any financial interest in the Owner, Contractor and/or Architect.

5. Any officer, director, stockholder or partner of the owner is also an officer, director, stockholder or partner of the Contractor, Architect and/or any subcontractor; or any officer, director, stockholder or partner of the Contractor is also an officer, director, stockholder or partner of the Owner, Architect, and/or any subcontractor; or any officer, director, stockholder or partner of the Architect is also an officer, director, stockholder or partner of the Owner, Contractor and/or any subcontractor or any officer, director, stockholder or partner of any subcontractor is also an officer, director, stockholder or partner of the owner, Contractor and/or Architect.

6. The owner, contractor and/or any subcontractor or any officer, director, stockholder or partner of any such Owner, contractor and/or subcontractor provides any of the required architectural services or where the owner, contractor and or any subcontractor or any officer, director, stockholder or partner of such owner, contractor and/or subcontractor, while not directly providing an architectural service, acts as a consultant to the architect.

7. Any family relationships between the officers, directors, stockholders or partners of the owner and officers directors, stockholders and partners of the Contractor, Architect and/or any subcontractor or between the officers, directors, stockholders or partners of the Contractor and officers, directors, stockholders or partners of the Owner, Architect and/or any Subcontractor or between any officers, directors, stockholders or partners of the Architect and officers, directors, stockholders or partners of the Owner, Contractor and/or any subcontractor or between any officers, directors, stockholders or partners of any subcontractor and the officers, directors, stockholders or partners of the Owner, Contractor and/or Architect which could cause or results in control or influence over prices paid and/or work accepted.

8. Any side deal, agreement, contract or undertaking, thereby altering, amending or canceling any of the required closing documents, except as provided by HUD.

         OWNER:                                CONTRACTOR:
         Conquistador Plaza, Inc.              Encore Builders, Inc.
         By: /s/ Christopher Astrom            By: /s/ Braulio Gutierrez
         President                                     President
         Date: January 30, 2001                Date: January 30, 2001

WARNING: Title 18 U.S.C. 1001, provides in part that whoever knowingly and willfully makes or uses a document containing any false, fictitious, or fraudulent statement or entry, in any matter in the jurisdiction of any department or agency of the United States, shall be fined not more than $10,000 or imprisoned for not more than five years or both.